                                          NEWS RELEASE

Weatherford Announces Tender Offer for up to $700 Million of Senior Notes due 2030

HOUSTON, September 22, 2025 - Weatherford International plc (NASDAQ: WFRD) (“Weatherford” or the “Company”) today announced a cash tender offer (the “Tender Offer”) to purchase for cash up to $700 million aggregate principal amount of its 8.625% Senior Notes due 2030 (the “2030 Notes”). The Tender Offer is made only by and pursuant to the terms of the Offer to Purchase, dated September 22, 2025 (as amended or supplemented from time to time, the “Offer to Purchase”). Certain information regarding the 2030 Notes and the terms of the Tender Offer is summarized in the table below.

CUSIP Numbers	Outstanding Principal Amount	Tender Cap	Title of Security	Early Tender Deadline	Tender Offer Consideration (1)(2)	Early Tender Payment(1)	Total Consideration(1)(2)(3)
947075AU1 (Rule 144A); G9508CAE4 (Reg. S)	$1,535,632,000	$700,000,000	8.625% Senior Notes due 2030	October 3, 5:00 p.m., NYC time	$993.90	$30.00	$1,023.90
(1)    Per $1,000 principal amount of Notes accepted for purchase.
(2)    Excludes Accrued Interest, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.
(3)    Includes the applicable Early Tender Payment.

The Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the consummation of the concurrently announced offering of senior notes on terms satisfactory to Weatherford in its sole discretion and certain other general conditions, in each case as described more fully in the Offer to Purchase. The Tender Offer is open to all registered holders of the 2030 Notes.

Key Dates & Other Information

•The Tender Offer will expire at 5:00 p.m. Eastern Time on October 21, 2025 (such time and date, as the same may be extended, the “Expiration Date”). Tendered 2030 Notes may be withdrawn at any time prior to 5:00 p.m. Eastern Time on October 3, 2025 (subject to certain extensions as may be required by law). Holders of 2030 Notes must validly tender and not validly withdraw their 2030 Notes before the Expiration Date to be eligible to receive any consideration for their 2030 Notes.
•2030 Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m. Eastern Time, on October 3, 2025 (“Early Tender Deadline”) will be eligible to receive the Total Consideration, which includes the early tender payment set forth in the table above (the “Early Tender Payment”). 2030 Notes validly tendered after the Early Tender Date and not validly withdrawn at or prior to 5:00 p.m. Eastern Time on October 3, 2025 (“Early Tender Deadline”) will be eligible to receive the Tender Offer Consideration, which is equal to the Total Consideration minus the Early Tender Payment.
•The total consideration (“Total Consideration”) for each $1,000 in principal amount of 2030 Notes is set forth in the table above.
•In addition, accrued and unpaid interest to, but excluding, the applicable Settlement Date (as defined below) will be paid in cash on all validly tendered 2030 Notes accepted for purchase in the Tender Offer.
•The settlement date for the 2030 Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase is expected to be October 7, 2025, the second business day after the Early Tender Date (the “Initial Settlement Date”). The settlement date for the 2030 Notes validly tendered after the Early Tender Date but at or prior to the Expiration Date and accepted for purchase is expected to be October 23, 2025, the second business day after the Expiration Date (the “Final Settlement Date”).
•The Tender Offer is being made by Weatherford International, LLC and Weatherford International Ltd.

Parties & Contacts:

Wells Fargo Securities LLC is acting as dealer manager for the Tender Offer (the “Dealer Manager”). For questions regarding the Tender Offer, the Dealer Manager can be contacted at (collect) (704) 410-4235, (toll-free) (866) 309-6316 or by email to liabilitymanagement@wellsfargo.com.

Copies of the Offer to Purchase are available to holders of 2030 Notes from D.F. King & Co., Inc., the information agent and the tender agent for the Tender Offer. Requests for copies of the Offer to Purchase and any questions regarding the Tender Offer should be directed to D.F. King & Co., at their addresses set forth below:

D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, NY 10005
Attention: Michael Horthman or

Call Toll Free (888) 605-1958
Banks and Brokers Only: (212) 269 5550

Email: weatherford@dfking.com

This press release does not and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Offer to Purchase has not been filed with the U.S. Securities and Exchange Commission (the “SEC”), nor have any such documents been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary. The Tender Offer is being made solely on the terms and conditions set forth in the Offer to Purchase. Under no circumstances shall this press release constitute an offer to buy or a solicitation of an offer to sell the 2030 Notes or any other securities of the Company or any of its affiliates. The Tender Offer is not being made to, nor will the Company accept tenders of 2030 Notes from, holders in any jurisdiction in which the Tender Offer or the acceptance thereof would not be in compliance with the securities of blue sky laws of such jurisdiction. No recommendation is made as to whether holders should tender their 2030 Notes. Holders of 2030 Notes should carefully read the Offer to Purchase because it contains important information, including the various terms and conditions of the Tender Offer.

About Weatherford
Weatherford delivers innovative energy services that integrate proven technologies with advanced digitalization to create sustainable offerings for maximized value and return on investment. Our world-class experts partner with customers to optimize their resources and realize the full potential of their assets. Operators choose us for strategic solutions that add efficiency, flexibility, and responsibility to any energy operation. The Company conducts business in approximately 75 countries and has approximately 17,300 team members representing more than 110 nationalities and 310 operating locations.

Forward-Looking Statements
This press release contains forward-looking statements concerning, among other things, the Tender Offer, and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only estimates and may differ materially from actual future events or results, based on factors including but not limited to: global political, economic and market conditions, political disturbances, war or other global conflicts, terrorist attacks, changes in global trade policies, tariffs and sanctions, weak local economic conditions and international currency fluctuations; general global economic repercussions related to U.S. and global inflationary pressures and potential recessionary concerns; various effects from conflicts in the Middle East and the Russia Ukraine conflicts, including, but not limited to, nationalization of assets, extended business interruptions, sanctions, treaties and regulations (including changes in the regulatory environment) imposed by various countries, associated operational and logistical challenges, and impacts to the overall global energy supply; cybersecurity issues; our ability to comply with, and respond to, climate change, environmental, social and governance and other sustainability initiatives and future legislative and regulatory measures both globally and in specific geographic regions; the potential for a resurgence of a pandemic in a given geographic area and related disruptions to our business, employees, customers, suppliers and other partners; the price and price volatility of, and demand for, oil and natural gas; the macroeconomic outlook for the oil and gas industry; our ability to generate cash flow from operations to fund our operations; our ability to effectively and timely adapt our technology portfolio, products and services to remain competitive, and to address and participate in changes to the market demands, including for the transition to alternate sources of energy such as geothermal, carbon capture and responsible abandonment, including our digitalization efforts; our ability to effectively execute our capital allocation framework; our ability to return capital to shareholders, including those related to the timing and amounts (including any plans or commitments in respect thereof) of any dividends and share repurchases; and the realization of additional cost savings and operational efficiencies.

These risks and uncertainties are more fully described in Weatherford’s reports and registration statements filed with the Securities and Exchange Commission, including the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, you should not place undue reliance on any of the Company’s forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

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For Investors:
Luke Lemoine
Weatherford Investor Relations
+1 713-836-7777
investor.relations@weatherford.com

For Media:
Kelley Hughes
Weatherford Communications, Marketing & Sustainability
media@weatherford.com